Hillman Reports First Quarter 2023 Results
CINCINNATI, May 9, 2023 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen weeks ended April 1, 2023.
First Quarter 2023 Highlights Thirteen weeks ended April 1, 2023
•Net sales decreased (3.7)% to $349.7 million compared to $363.0 million in the prior year quarter
•Net loss totaled $(9.1) million, or $(0.05) per diluted share, compared to net loss of $(1.9) million, or $(0.01) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.06 per diluted share compared to $0.09 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $40.2 million compared to $44.0 million in the prior year quarter
•Net cash provided by operating activities totaled $31.5 million compared to cash used for operating activities of $(3.5) million in the prior year quarter
•Free Cash Flow1 totaled $13.4 million compared to $(16.1) million in the prior year quarter
Management Commentary
"First quarter 2023 results represent a solid start to the year during which we produced strong Adjusted EBITDA and free cash flow,” commented Doug Cahill, Chairman, President and Chief Executive Officer of Hillman. “While severe weather conditions in certain parts of the West impacted a portion of volume, our sales performed well in our other markets and we saw the benefit of our multiple price actions flow through our top line results. Free cash flow came in strong as we worked down inventory levels ahead of schedule while maintaining excellent fill rates of 97% at the shelf.”
“In our largest category, Hardware Solutions, our hardware products are used for small-ticket repair, remodel and maintenance projects and have negligible exposure to new housing starts, which drives consistent results and positions us to perform well throughout the year. Our moat, which consists of direct-to-store shipping model and our 1,100-memeber field sales and service teams, continues to deliver best-in-class service and solutions to our customers, and we are proud of our team's relentless efforts to drive our business forward. We are confident that our differentiated strategy, experienced team, and our ability to execute will drive strong results in 2023 and beyond.”
Balance Sheet and Liquidity at April 1, 2023
•Gross debt was $911.6 million, compared to $918.8 million at the end of 2022; net debt1 outstanding was $876.9 million, compared to $887.7 million at the end of 2022
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

•Liquidity available totaled approximately $243.6 million, consisting of $208.9 million of available borrowing under the revolving credit facility and $34.8 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA1 was 4.2x times, unchanged from December 31, 2022
Full Year 2023 Guidance - Reiterated
Hillman reiterated the following guidance based on its current view of the market and its performance expectations for the fifty-two weeks ended December 30, 2023. This guidance was originally provided on February 23, 2023 with Hillman's fourth quarter 2022 results.

Full Year 2023 Guidance
Net Sales	$1.45 to $1.55 billion
Adjusted EBITDA[1]	$215 to $235 million
Free Cash Flow[1]	$125 to $145 million
First Quarter 2023 Results Presentation
Hillman plans to host a conference call and webcast presentation today, May 9, 2022, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, May 9, 2023
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/38jr8v7z
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, before the webcast presentation begins.
About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.
Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen weeks ended April 1, 2023	Thirteen weeks ended March 26, 2022
Net sales	$349,707	$363,013
Cost of sales (exclusive of depreciation and amortization shown separately below)	204,509	213,273
Selling, warehouse, general and administrative expenses	111,065	114,538
Depreciation	16,705	13,254
Amortization	15,572	15,521
Other expense (income), net	767	(2,422)
Income from operations	1,089	8,849
Interest expense, net	18,077	11,628
Loss before income taxes	(16,988)	(2,779)
Income tax benefit	(7,856)	(892)
Net loss	$(9,132)	$(1,887)

Basic and diluted loss per share	$(0.05)	$(0.01)
Weighted average basic and diluted shares outstanding	194,548	194,007

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$34,750	$31,081
Accounts receivable, net of allowances of $2,303 ($2,405 - 2022)	121,148	86,985
Inventories, net	450,899	489,326
Other current assets	30,095	24,227
Total current assets	636,892	631,619
Property and equipment, net of accumulated depreciation of $343,269 ($333,452 - 2022)	191,933	190,258
Goodwill	824,139	823,812
Other intangibles, net of accumulated amortization of $430,005 ($414,275 - 2022)	719,268	734,460
Operating lease right of use assets	95,788	66,955
Other assets	18,766	23,586
Total assets	$2,486,786	$2,470,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$143,230	$131,751
Current portion of debt and financing lease liabilities	10,884	10,570
Current portion of operating lease liabilities	13,448	12,285
Accrued expenses:
Salaries and wages	13,719	15,709
Pricing allowances	9,967	9,246
Income and other taxes	5,208	5,300
Interest	480	697
Other accrued liabilities	24,670	29,854
Total current liabilities	221,606	215,412
Long-term debt	878,224	884,636
Deferred tax liabilities	137,558	140,091
Operating lease liabilities	89,486	61,356
Other non-current liabilities	13,780	12,456
Total liabilities	$1,340,654	$1,313,951
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,548,420 issued and outstanding at April 1, 2023 and 194,548,411 issued and outstanding at December 31, 2022	20	20
Additional paid-in capital	1,407,068	1,404,360
Accumulated deficit	(235,749)	(226,617)
Accumulated other comprehensive loss	(25,207)	(21,024)
Total stockholders' equity	1,146,132	1,156,739
Total liabilities and stockholders' equity	$2,486,786	$2,470,690

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended April 1, 2023	Thirteen Weeks Ended March 26, 2022
Cash flows from operating activities:
Net loss	$(9,132)	$(1,887)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	32,277	28,775
Deferred income taxes	(2,594)	1,293
Deferred financing and original issue discount amortization	1,332	1,299
Stock-based compensation expense	2,637	6,018
Loss on disposal of property and equipment	82	—
Change in fair value of contingent consideration	1,715	(1,470)
Changes in operating items:
Accounts receivable, net	(33,963)	(22,304)
Inventories, net	38,871	(29,529)
Other assets	(5,934)	(3,854)
Accounts payable	11,406	9,910
Other accrued liabilities	(5,190)	8,207
Net cash provided by (used for) operating activities	31,507	(3,542)
Net cash used for investing activities
Acquisition of business, net of cash received	(300)	(2,500)
Capital expenditures	(18,111)	(12,541)
Other investing activities	(113)	—
Net cash used for investing activities	(18,524)	(15,041)
Cash flows from financing activities:
Repayments of senior term loans	(2,128)	(2,128)
Borrowings on revolving credit loans	39,000	70,000
Repayments of revolving credit loans	(44,000)	(43,000)
Principal payments under finance lease obligations	(494)	(259)
Proceeds from exercise of stock options	—	328
Payments of contingent consideration	(1,079)	(38)
Other financing activities	(58)	—
Cash payments related to hedging activities	—	(467)
Net cash (used for) provided by financing activities	(8,759)	24,436
Effect of exchange rate changes on cash	(555)	(1,083)
Net increase in cash and cash equivalents	3,669	4,770
Cash and cash equivalents at beginning of period	31,081	14,605
Cash and cash equivalents at end of period	$34,750	$19,375

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended April 1, 2023	Thirteen Weeks Ended March 26, 2022
Net loss	$(9,132)	$(1,887)
Income tax benefit	(7,856)	(892)
Interest expense, net	18,077	11,628
Depreciation	16,705	13,254
Amortization	15,572	15,521
EBITDA	$33,366	$37,624

Stock compensation expense	2,637	6,018
Restructuring (1)	1,408	52
Litigation expense (2)	260	1,010
Acquisition and integration expense (3)	800	777
Change in fair value of contingent consideration	1,715	(1,470)
Total adjusting items	6,820	6,387
Adjusted EBITDA	$40,186	$44,011
(1)Includes consulting and other costs associated with distribution center relocations and corporate restructuring activities.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Acquisition and integration expense includes professional fees and other costs related to the secondary offerings in 2022 and 2023.
Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended April 1, 2023	Thirteen Weeks Ended March 26, 2022
Reconciliation to Adjusted Net Income
Net Income	$(9,132)	$(1,887)
Remove adjusting items (1)	6,820	6,387
Remove amortization expense	15,572	15,521
Remove tax benefit on adjusting items and amortization expense (2)	(1,661)	(1,505)
Adjusted Net Income	$11,599	$18,516

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.05)	$(0.01)
Remove adjusting items (1)	0.03	0.03
Remove amortization expense	0.08	0.08
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)
Adjusted Diluted Earnings per Share	$0.06	$0.09

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	194,548	194,007
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	845	1,171
Adjusted Diluted Shares	195,394	195,178
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
Per Share Impact of Adjusting Items

	Thirteen Weeks Ended April 1, 2023	Thirteen Weeks Ended March 26, 2022
Stock compensation expense	$0.01	$0.03
Restructuring	0.01	—
Litigation expense	—	0.01
Acquisition and integration expense	—	—
Change in fair value of contingent consideration	0.01	(0.01)
Total adjusting items	$0.03	$0.03
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	April 1, 2023	December 31, 2022
Revolving loans	$67,000	$72,000
Senior term loan, due 2028	838,235	840,363
Finance leases and other obligations	6,367	6,406
Gross debt	$911,602	$918,769
Less cash	34,750	31,081
Net debt	$876,852	$887,688
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirteen Weeks Ended April 1, 2023	Thirteen Weeks Ended March 26, 2022
Net cash provided by (used for) operating activities	$31,507	$(3,542)
Capital expenditures	(18,111)	(12,541)
Free cash flow	$13,396	$(16,083)

Source: Hillman Solutions Corp.
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